UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2025

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2025, Citius Oncology, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with a certain purchaser for the purchase and sale, in a “best-efforts” registered direct offering by the Company, of 5,142,858 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Concurrently with the sale of the Shares, pursuant to the Purchase Agreement, the Company also sold to the investor in a private placement warrants to purchase up to 5,142,858 shares of the common stock (the “Warrants”). The registered direct offering and the private placement are referred to collectively as the “Offering.” The Shares and Warrants were sold at a combined per unit price of $1.75. Estimated net proceeds of the Offering are approximately $7.48 million, after deducting the Placement Agent fees and estimated offering expenses payable by the Company. The Offering closed on September 10, 2025.

The Warrants have an exercise price of $1.84 per share, are exercisable six months after the date of issuance for one share of common stock and will expire five and a half years following the date of issuance.

Pursuant to the terms of the Purchase Agreement, the Company, including any of its subsidiaries, has agreed not to issue any shares of common stock or file any registration statement or amendment or supplement thereto for a period of 65 days following the date of closing for the Offering.

As compensation in connection with the Offering, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, plus reimbursement of certain expenses up to a maximum of $100,000. Additionally, the Company issued to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 205,714 shares of common stock, which is equal to 4.0% of the aggregate number of Shares sold in the Offering. The Placement Agent Warrants have an exercise price of $1.92 per share, are non-exercisable for six months after the issuance date and expire five and a half years after the issuance date.

The Shares described above were offered pursuant to the Registration Statement on Form S-3 (File No. 333-289979), which was declared effective by the Securities and Exchange Commission on September 4, 2025.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and incorporated by reference herein. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

The Placement Agency Agreement and Purchase Agreement are attached hereto as exhibits to provide interested persons with information regarding their terms but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and the Purchase Agreement were made only for purposes of such agreements as of specific dates indicated therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements.

In connection with the financing described above, on September 10, 2025, the Company and Citius Pharmaceuticals, Inc. (“Citius Pharma”) amended the promissory note, dated August 16, 2024 (the “Note”), issued by the Company to Citius Pharma to provide that the maturity of the Note would be the date at which the Company has closed a series of capital raises that in the aggregate provide gross proceeds of at least $30 million through the issuance of debt or equity securities or the royalty-backed monetization of LYMPHIR™. All other terms of the Note remain the same. The amendment to the Note is attached as Exhibit 10.3 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Warrants is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants was not registered under the Securities Act or any state securities laws. The issuance of the Warrants will be in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On September 9, 2025, the Company issued a press release announcing the pricing of the Offering, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein. On September 10, 2025, the Company issued a press release announcing the closing of the Offering, the text of which is furnished as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	Placement Agency Agreement, dated as of September 9, 2025, by and between Citius Oncology, Inc. and Maxim Group LLC.
10.2	Form of Securities Purchase Agreement, dated as of September 9, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.
10.3	Amendment to Promissory Note, dated September 10, 2025, by and between Citius Oncology, Inc. and Citius Pharmaceuticals, Inc.
99.1	Pricing Press Release, dated as of September 9, 2025.
99.2	Closing Press Release, dated as of September 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2025	CITIUS ONCOLOGY, INC.

	By:	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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